CONSENT OF DUFF & PHELPS, LLC

We hereby consent to the filing of our fairness opinion regarding Seritage Growth as Exhibit 99.7 to this Registration Statement on Form S-11. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Duff & Phelps, LLC

By:	/s/ Jeffrey S. Schiedemeyer
Title:	Managing Director Chicago, IL

June 8, 2015